Exhibit 99.2
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Gail M. Peck
Vice President, Finance and Treasurer
April 26, 2017

Thank you, David. Good morning everyone. Welcome to the Trinity Industries’ first quarter 2017 results conference call. I am Gail Peck, Vice President, Finance and Treasurer of Trinity. Thank you for joining us this morning.

Similar to the format we have used on our recent earnings call, we will begin with an update on the Highway Products litigation matter. We will then follow with our normal quarterly earnings conference call format.

Today’s speakers are:
•Theis Rice, Senior Vice President and Chief Legal Officer;
•Tim Wallace our Chairman, Chief Executive Officer and President;
•Bill McWhirter, Senior Vice President and Group President of the Construction Products, Energy Equipment, and Inland Barge Groups;
•Steve Menzies, Senior Vice President and Group President of the Rail and Railcar Leasing Groups; and
•James Perry, our Senior Vice President and Chief Financial Officer

Following their comments, we will then move to the Q&A session. Mary Henderson, our Vice President and Chief Accounting Officer, is also in the room with us today.

I will now turn the call over to Theis Rice.
Theis
Tim
Bill
Steve
James
Q&A Session

Thank you, David. That concludes today's conference call. A replay of today’s call will be available after one o'clock eastern standard time through midnight on May 3, 2017. The access number is (402) 220-2553. Also the replay will be available on the website located at www.trin.net.

We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.